Nokia Acquires LCC International’s U.S. Deployment Business
Acquisition mutually strengthens both companies’ respective delivery and services strategies

ATLANTA and MCLEAN, VIRGINIA, June 5, 2006 — Nokia (NYSE: NOK) and LCC International Inc., (NASDAQ: LCCI) announced today that the companies have reached an agreement for LCC to transfer its U.S. deployment operations to Nokia. Deployment operations include civil works and site acquisition services. As part of the agreement, a number of LCC’s existing U.S. deployment contracts and assets used to support the U.S. deployment operations will transfer to Nokia upon completion of the deal which is expected to close within the next 45 days. The agreement will impact up to 80 LCC employees, many of whom will have the opportunity to become Nokia employees.

Today’s announcement further enables Nokia and LCC to execute on their respective strategies within the wireless sector. For Nokia, this move addresses operator demand for a partner that can deliver a complete range of services, from deployment operations to consulting and integration to managed services. Delivery services, in particular, continues to be a significant area for operators as they seek to reduce operating expenditures. The addition of LCC’s deployment operations to Nokia’s delivery services portfolio enhances a highly experienced team to execute network rollouts across the country. LCC continues to expand its world class engineering and wireless consultative services operation.

“This agreement is a direct result of LCC’s strategy and plan that was announced earlier this year,” Dean Douglas, LCC’s CEO, said. “With LCC’s exit from the deployment business in the U.S., we can now focus our resources to support the growing and expanding engineering and consulting services opportunities both domestically and internationally in the wireless marketplace.” Mr. Douglas further adds, “We also wanted to ensure we minimized the impact to our deployment customers and employees throughout this transition and we believe this transition accomplishes that goal. We are proud of the work and effort that our deployment group has contributed to this operation and feel they will make a solid contribution to Nokia’s Networks division.”

“Nokia’s Networks division has shown steady growth in North America, and today’s announcement with LCC demonstrates a continuation of that growth and our commitment to providing services that address our customer’s needs in North America,” said Mark Louison, Senior Vice President, Networks, North America. “We look forward to expanding Nokia’s full-range services portfolio with LCC’s expertise in deployment operations to deliver a best-in-class customer experience.”

The transaction is subject to certain closing conditions including customary conditions with respect to third party consents and similar matters described in the transaction documents. The terms of this transaction are summarized in a Form 8-K filed by LCC with the Securities and Exchange Commission on the same day of the issuance of this press release.

About Nokia
Nokia is a world leader in mobile communications, driving the growth and sustainability of the broader mobility industry. Nokia connects people to each other and the information that matters to them with easy-to-use and innovative products like mobile phones, devices and solutions for imaging, games, media and businesses. Nokia provides equipment, solutions and services for network operators and corporations.

About LCC
LCC International, Inc. is a global leader in voice and data design, deployment and management solutions to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about LCC’s expected release of product and service offerings. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to, delays in the development, commercialization or market acceptance of new offerings and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

Media Inquiries

Nokia, Corporate Communications
Chantal Boeckman
chantal.boeckman@nokia.com
+1.972.894.5211

LCC
Kenny Young
Senior Vice President and Chief Marketing Officer
kenny_young@lcc.com
+1.703.873.2075